Exhibit 99.1

Interval Leisure Group to Acquire Hyatt Residential Group;

Announces Exclusive Master License Agreement in

Vacation Ownership

Acquisition includes Portfolio of Sixteen Hyatt Residence Club-Branded

Vacation Ownership Properties

MIAMI and CHICAGO, (May 7, 2014) – Interval Leisure Group (“ILG”) (NASDAQ:IILG), a leading global provider of membership and leisure services to the vacation industry, and Hyatt Hotels Corporation (“Hyatt”) (NYSE:H), a leading global hospitality company, today announced their affiliates have signed a definitive agreement for ILG to purchase Hyatt Residential Group for approximately $190 million. In addition, ILG will acquire Hyatt’s interest in a joint venture that owns and is developing a 131-unit vacation ownership property in Maui, and will reimburse Hyatt an additional approximately $35 million, representing Hyatt’s contributions to the joint venture through the transaction’s anticipated closing date. In connection with the agreement, Hyatt has selected ILG as Hyatt’s exclusive licensee in vacation ownership.

The Hyatt Residential Group markets and manages 16 vacation ownership properties at world-class destinations in Arizona, California, Colorado, Florida, Hawaii, Nevada, Puerto Rico and Texas, including the Maui project that is under development. The Hyatt Residential Group also owns and operates the Hyatt Residence Club, a points-based membership exchange system that currently serves approximately 30,000 owners, providing them with reservation services and other benefits. All Hyatt Residence Club owners are already members of Interval International’s vacation exchange network, which includes nearly 2,900 resorts in over 80 nations. Under the terms of the master license agreement, Hyatt will receive annual license fees and the Hyatt Residence Club and the vacation ownership resorts will retain the Hyatt Residence Club brand. Hyatt Residence Club owners will continue to receive all privileges currently associated with their memberships, including Hyatt Gold Passport benefits.

Following the closing of the transaction, Hyatt Residential Group’s existing management team will continue operating the acquired businesses under ILG’s ownership. This highly qualified group brings decades of experience in the shared ownership industry.

“This agreement is the result of a 20-year, multi-faceted relationship with Hyatt, one of the world’s premier global hospitality companies and brands, and we are excited to augment this relationship with the purchase of Hyatt Residential Group,” said Craig M. Nash, chairman, president, and CEO of Interval Leisure Group. “We intend to invest in and grow the Hyatt Residential Group business through enhanced marketing efforts, expanding some existing projects, and executing on opportunities to broaden the group’s footprint. We look forward to continuing to provide the exceptional service and vacation experiences to which Hyatt Residence Club owners are accustomed.”

Nash added, “The ILG portfolio includes companies with long and successful track records of leadership in the vacation industry and this acquisition immediately expands our timeshare resort management and exchange business. Importantly, this transaction also adds a new platform for growth with the inclusion of a vacation ownership sales and marketing infrastructure, and further advances our strategy of increasing our recurring fee-for-service revenue.”

“This transaction allows Hyatt to accomplish two important goals: First, we are realizing significant value from this business from the sale, the recurring license fees and ILG’s focus on creating new travel opportunities under the Hyatt Residence Club brand. Second, because we will be maintaining our presence in the vacation ownership segment by working with one of the most respected companies in the space, Hyatt can focus on driving preference for its hotel brands and increasing its brand presence in key locations and strategically important markets,” said Steve Haggerty, global head of real estate and capital strategy at Hyatt. “We believe ILG’s leadership and focus on the vacation ownership industry will bring new value to the Hyatt Residence Club brand, owners, and associates.”

ILG and Hyatt have agreed to make an election under Internal Revenue Code Section 338(h)(10), which allows for a stepped-up tax basis in the assets equal to the purchase price paid. The transaction, expected to close in the fourth quarter of this year, has been approved by the boards of both companies and is subject to customary closing conditions.

The term “Hyatt” is used in this release for convenience to refer to Hyatt Hotels Corporation or one or more of its affiliates.

Forward-looking Statement

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When we use the words “will,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. These statements relate to strategy, the completion of the proposed transaction, success or occurrence of future expansion with respect to the acquired business, future financial performance, expected tax benefits, anticipated financial position, liquidity and capital needs, service standards and other similar matters. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of ILG’s or Hyatt’s control, which could cause actual results to differ materially from those expressed in or implied by the content of this press release, such as the occurrence of any event, change or circumstance that could give rise to the termination of the purchase agreement (including the failure to satisfy conditions to completion), the actual timing of closing, the final purchase price allocation, the amount and timing of future taxable income and deductions, changes in law and the future performance of the business unit and other risks described in ILG’s or Hyatt’s filings with the SEC. Forward looking statements made in this press release are made only as of the date of their initial publication and neither party undertakes an obligation to publicly update any of these forward looking statements as actual events unfold.

Conference Call

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss this transaction in conjunction with the ILG first quarter 2014 earnings results. Investors and analysts may participate in the live conference call by dialing (844) 826-0618 (toll-free domestic) or (973) 638-3062 (international); Conference ID: 33707426. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for 14 days via telephone starting approximately two hours after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); Conference ID: 33707426. The webcast will be archived on Interval Leisure Group’s website for 90 days after the call. A transcript of the call will also be available on the website.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. Headquartered in Miami, Florida, ILG has approximately 5,000 employees worldwide. The company’s Membership and Exchange segment offers leisure and travel-related products and services to about 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, has been a leader in vacation ownership exchange since 1976. With offices in 16 countries, it operates the Interval network of nearly 2,900 resorts in more than 80 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) network. ILG’s Management and Rental segment includes Aston Hotels & Resorts, Aqua Hospitality, VRI Europe (VRIE), Vacation Resorts International (VRI), and TPI. These businesses provide hotel, condominium resort, timeshare resort, homeowners’ association and club management, as well as rental services, to travelers and owners at approximately 250 vacation properties, resorts, and club locations throughout North America and Europe. More information about the company is available at www.iilg.com.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place®, Hyatt House®, Hyatt Zilara™ and Hyatt Ziva™ brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt Residences® and Hyatt Residence Club®. As of March 31, 2014, the Company’s worldwide portfolio consisted of 554 properties in 47 countries. For more information, please visit www.hyatt.com.

Contacts:

Interval Leisure Group

Investor Contact:

Jennifer Klein, 305-925-7302

Investor Relations

Jennifer.Klein@iilg.com

Media Contact:

Christine Boesch, 305-925-7267

Corporate Communications

Chris.Boesch@iilg.com

Hyatt Investor Contact: Atish Shah, 312-780-5427 Investor Relations Atish.Shah@hyatt.com Media Contact: Farley Kern, 312-780-5506 Corporate Communications Farley.Kern@hyatt.com